                                                                    EXHIBIT 10.8



================================================================================



                                 LOAN AGREEMENT


                                    BETWEEN


                   NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY,
                                    (Issuer)


                                      AND


                                 EPITAXX, INC.
                                   (Borrower)



                          Dated as of August 15, 1991



================================================================================





The interests of the New Jersey Economic Development Authority ("lssuer") under this Loan Agreement have been assigned (except for amounts payable under Sections 6.1(b), 6.1(d), 7.4(e), 7.4(f), 7.8(g), 7.15, 7.16, 8.2 and 9.4 hereof)
pursuant to a certain Bond Indenture dated as of the date hereof between the Issuer and Sumitomo Bank of New York Trust Company, as trustee ("Trustee"), and is subject to the security interest of the Trustee.

                                LOAN AGREEMENT

                               TABLE OF CONTENTS
                                                                             Page
                                                                             ----
PARTIES.........................................................................1

PREAMBLES.......................................................................1

ARTICLE I DEFINITIONS...........................................................3

ARTICLE II REPRESENTATIONS, COVENANTS AND WARRANTIES............................4

  Section 2.1. Representations, Covenants and Warranties of Borrower............4
               -----------------------------------------------------
  Section 2.2. Representations, Covenants and Warranties of the Issuer..........7
               -------------------------------------------------------

ARTICLE III TERM, NATURE AND BENEFITS OF LOAN AGREEMENT.........................9

  Section 3.1. Term.............................................................9
               ----
  Section 3.2. Nature and Benefits of Obligations...............................9
               ----------------------------------

ARTICLE IV CONDITIONS PRECEDENT................................................10

  Section 4.1. Conditions......................................................10
               ----------

ARTICLE V ISSUANCE OF THE BONDS; APPLICATION OF BOND PROCEEDS..................11

  Section 5.1. Agreement to Issue Bonds; Application of Bond Proceeds..........11
               ------------------------------------------------------
  Section 5.2. Projects Undertaking............................................12
               --------------------
  Section 5.3. Projects Completion.............................................12
               -------------------
  Section 5.4. Borrower Required to Pay if Project Fund Insufficient...........13
               -----------------------------------------------------
  Section 5.5. Investment of Moneys............................................13
               --------------------
  Section 5.6. Special Arbitrage Covenant......................................14
               --------------------------

ARTICLE VI PAYMENT PROVISIONS; OPTIONS TO PREPAY; OBLIGATIONS TO
TERMINATE AGREEMENT; NOTICES TO ISSUER.........................................15

  Section 6.1. Amounts Payable.................................................15
               ---------------
  Section 6.2. Obligation to Make Payments Unconditional.......................17
               -----------------------------------------
  Section 6.3. Substitute Letter of Credit and Substitute Support Facility.....18
               -----------------------------------------------------------
  Section 6.4. Prepayment......................................................18
               ----------
  Section 6.5. Obligation to Prepay............................................19
               --------------------
  Section 6.6. Place of Payment................................................19
               ----------------
  Section 6.7. Change in Interest Rate Mode Notice.............................19
               -----------------------------------
  Section 6.8. Optional Conversion Notice......................................19
               --------------------------

ARTICLE VII GENERAL COVENANTS..................................................20

  Section 7.1. No Warranty of Condition of Suitability by Issuer...............20
               -------------------------------------------------
  Section 7.2. Further Assurances and Corrective Instruments...................20
               ---------------------------------------------
  Section 7.3. Issuer and Borrower Representatives.............................20
               -----------------------------------
  Section 7.4. General Covenants of Borrower...................................20
               -----------------------------

                                                                             Page
                                                                             ----
  Section 7.5. Risk of Loss....................................................22
               ------------
  Section 7.6. Security Interests..............................................22
               ------------------
  Section 7.7. Borrower May Improve or Alter...................................22
               -----------------------------
  Section 7.8. Covenants Regarding Operation and Maintenance...................22
               ---------------------------------------------
  Section 7.9. Damage Destruction and Condemnation.............................23
               -----------------------------------
  Section 7.10. Financial Statements and Information...........................25
                ------------------------------------
  Section 7.11. Reorganization or Fundamental Change...........................25
                ------------------------------------
  Section 7.12. Maintenance of Tax-Exempt Status of Bonds......................26
                -----------------------------------------
  Section 7.13. Compliance with Applicable Laws................................30
                -------------------------------
  Section 7.14. Environmental Compliance.......................................30
                ------------------------
  Section 7.15. Assignment of Loan Agreement...................................31
                ----------------------------
  Section 7.16. Lease or Transfer of Project...................................31
                ----------------------------
  Section 7.17. Inspection of the Project......................................31
                -------------------------
  Section 7.18. Relocation of the Project......................................31
                -------------------------
  Section 7.19. Payment of Prevailing Wage.....................................31
                --------------------------
  Section 7.20. Affirmative Action.............................................32
                ------------------
  Section 7.21. Annual Certificate.............................................32
                ------------------
  Section 7.22. Project Sign...................................................33
                ------------

ARTICLE VIII ASSIGNMENT; INDEMNIFICATION; REDEMPTION; RESERVATION OF
INTERESTS......................................................................34

  Section 8.1. No Assignments Except as Permitted..............................34
               ----------------------------------
  Section 8.2. Release and Indemnification Covenants...........................34
               -------------------------------------
  Section 8.3. Redemption of Bonds.............................................35
               -------------------
  Section 8.4. References to Bonds Ineffective After Bonds Paid................35
               ------------------------------------------------
  Section 8.5. Issuer to Grant Security Interest to Trustee....................35
               --------------------------------------------

ARTICLE IX DEFAULTS AND REMEDIES...............................................36

  Section 9.1. Defaults Defined................................................36
               ----------------
  Section 9.2. Remedies on Default.............................................37
               -------------------
  Section 9.3. No Remedy Exclusive.............................................37
               -------------------
  Section 9.4. Agreement to Pay Attorneys' Fees and Expenses...................38
               ---------------------------------------------
  Section 9.5. No Additional Waiver Implied by One Waiver......................38
               ------------------------------------------

ARTICLE X SUPPLEMENTS AND AMENDMENTS...........................................39

  Section 10.1. Amendment Without Consent......................................39
                -------------------------
  Section 10.2. Amendment Upon Approval of Two-Thirds of Owners of Bonds.......39
                --------------------------------------------------------

ARTICLE XI MISCELLANEOUS.......................................................41

  Section 11.1. Notices........................................................41
                -------
  Section 11.2. Binding Effect.................................................43
                --------------
  Section 11.3. Severability...................................................43
                ------------
  Section 11.4. Amounts Remaining in Funds.....................................43
                --------------------------
  Section 11.5. Execution in Counterparts......................................43
                -------------------------
  Section 11.6. Applicable Law.................................................43
                --------------

                                                                             Page
                                                                             ----
  Section 11.7. Cautions.......................................................43
                --------

TESTIMONIUM....................................................................44

SIGNATORIES....................................................................44


EXHIBIT A   Form of Requisition

EXHIBIT B   Form of Borrower's Note

     THIS LOAN AGREEMENT dated as of the fifteenth day of August, 1991, by and among the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Issuer"), a public body corporate and politic constituting an instrumentality of the State of New Jersey and EPITAXX, INC. (the "Borrower").

     WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented, (the "Act") declares it to be in the public interest and to be the policy of the State of New Jersey (the "State") to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and

     WHEREAS, the Issuer, to accomplish the purposes of the Act, is empowered to extend credit to such employment promoting enterprises in the name of the Issuer on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Issuer may determine to be reasonable; and

     WHEREAS, the Borrower has applied to the Issuer for financial assistance in the principal amount of $5,000,000 for financing the acquisition of land and a 42,000 square foot building, machinery and equipment for use in a manufacturing facility (the "Project") to be located in the Township of Ewing, County of Mercer, State of New Jersey, and the Issuer has, by resolution duly adopted in accordance with the Act, accepted the application of the Borrower for assistance in financing the Project, which application was approved by resolution of the Authority at its meeting of July 2, 1991; and

     WHEREAS, the Issuer has by resolution, duly adopted in accordance with the Act, on August 6, 1991, authorized the issuance of $5,000,000 principal amount of its Economic Development Revenue Bonds (Epitaxx, Inc. Project) Series 1991 for the purpose of making a loan to the Borrower; and

     WHEREAS, the Issuer contemporaneously with the execution and delivery of this Loan Agreement shall enter into a Bond Indenture dated as of August 15, 1991 (the "Indenture") wherein the Issuer has assigned certain of its rights under this Loan Agreement to Sumitomo Bank of New York Trust Company, as Trustee for the benefit of the Owners from time to time of the Bonds; and

     WHEREAS, the execution and delivery of this Loan Agreement have been duly authorized by the parties and all conditions, acts and things necessary and required by the Constitution or statutes of the State of New Jersey or otherwise to exist, to have happened, or to have been performed precedent to or in the execution and delivery of this Loan Agreement do exist, have happened and have been performed.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration paid by each of the parties to the other, the receipt of which is hereby acknowledged, the Issuer and the Borrower hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     In addition to and except as elsewhere defined in this Agreement, the words and terms as used in this Agreement shall have the same meaning and be subject to the same construction as set forth and provided in the Indenture.

                                  ARTICLE II

                   REPRESENTATIONS, COVENANTS AND WARRANTIES

     Section 2.1.  Representations, Covenants and Warranties of Borrower.
                   -----------------------------------------------------
The Borrower represents, covenants and warrants that:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly authorized to do business in the State, is duly authorized to acquire, construct, equip and operate the Project, has power to execute and deliver this Agreement, the Borrower's Note, the Remarketing Agreement, the Tender Agent Agreement, the Credit Agreement, the Pledge Agreement and the Bond Purchase Agreement (said instruments and agreements, collectively, the "Bond Documents"), and by proper action has been duly authorized to execute and deliver the Bond Documents;

     (b) The Borrower is not in material breach of or in material default under any of the provisions of (i) its articles of incorporation or bylaws, (ii) any judgment, decree, order, statute, rule or regulation applicable to it or to its properties, or (iii) any material provision of any indenture, mortgage, loan agreement or other contract or instrument to which it is a party or by which it or any of its properties is bound;

     (c) The Borrower is not required in connection with the transactions contemplated by the Bond Documents to obtain, as the case may be, the consent of any creditor not already obtained;

     (d) Neither the execution and delivery of the Bond Documents, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of any thereof conflicts with or results in a material breach of the terms, conditions or provisions of or will constitute a default under any restriction or any agreement or instrument to which any is now a party or by which any is bound, or result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of either under the terms of any such instrument or agreement except as provided or permitted under this Agreement;

     (e) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Borrower or any officers thereof, or to the best of the knowledge of the Borrower is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Agreement or which would adversely affect, in any way, the validity or enforceability of the Bonds or of the Bond Documents, or any thereof, or any agreement or instrument to which the Borrower is a party, used or contemplated for use in the consummation of the transactions contemplated hereby;

     (f) All Costs of the Project to be reimbursed with the proceeds of the Bonds were paid or incurred or will be paid or incurred after July 2, 1991;

     (g) The Borrower will fully and faithfully perform all the duties and obligations which the Issuer has agreed in the Indenture to cause the Borrower to perform and any duties and obligations that the Borrower is required in the Indenture to perform;

     (h) Each of the representations and warranties of the Borrower contained in the Tax Certificate of the Borrower dated and delivered on the Closing Date and hereby incorporated by reference is true, correct and complete and the Borrower covenants that it will comply with the undertakings therein set forth, to the same extent and manner as if all and several thereof were fully set forth and contained herein, and that it otherwise will not take or omit to take any action which would impair the exclusion of interest on the Bonds from gross income of the Owners thereof for purposes of federal income taxation;

     (i) There has been no material adverse change in the financial condition of the Borrower since the date of the financial statements submitted with the Application;

     (j) The availability of the financial assistance by the Issuer as provided herein has been an important inducement to the Borrower to locate the Project in the State;

     (k) The Bond Documents, the Application, or any other document, certificate or statement furnished to the Trustee, the Issuer or the Bank by or on behalf of the Borrower do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading or incomplete. It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by the Issuer as an inducement to make the loan and by the Bank as an inducement to issue the Letter of Credit and that if any such statements, representations and warranties were false at the time they were made, the Issuer or the Bank may, in its sole discretion, consider any such misrepresentation or breach of warranty an Event of Default and exercise the remedies provided for in this Loan Agreement;

     (1) The operation of the Project in the manner presently contemplated and as described in the Application will not conflict with any current zoning, water, air pollution or other ordinances, orders, laws or regulations applicable thereto. The Borrower has caused the Project to be designed in accordance with all Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality. The Borrower will complete the Project pursuant to this Loan Agreement;

     (m) The Project is located wholly within the borders of the Project Municipality and the Premises are not contiguous with the borders of any portion of the Project Municipality. The operation of the Project is not integrated with any other facility in any neighboring municipality operated by any Principal User of the Project. All of the facilities financed by the Bond Proceeds of the Bonds are located within one state, and neither the Borrower nor any Related Person is a user of any facility financed by the proceeds of the Bonds other than the Project;

     (n) No Principal User of the Project is a tenant in any facility in the Project Municipality, the landlord of which is a Person other than a Principal User of the Project;

     (o) No Person (or any Related Person within the meaning of Section 144(a)(3) of the Code) who was a substantial user of the Project, within the meaning of Treas. Reg. Sec. 1.103-8(a)(5)(iv), at any time during the five (5) year period immediately preceding the date hereof, and who will receive, directly or indirectly, Bond Proceeds of the Bonds in an amount equal to five per centum (5%) or more of the face amount of the Bonds in payment for his interest in the Project, will be a Substantial User of the Project or a Related Person at any time during the five (5) year period beginning on the date of issuance of the Bonds;

     (p) The Project was not acquired or placed in service by the Borrower (determined in accordance with the provisions of Section 103 of the Code and applicable regulations thereunder) more than one (1) year prior to the date of issuance of the Bonds;

     (q) Subsequent to thirty-one (31) days prior to the date hereof, the Borrower or any Related Person (or group of related persons which includes the Borrower) has not guarantied, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by obligations issued under Section 103 of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit other than the Issuer. During the period commencing on the date of issuance of the Bonds and ending thirty-one (31) days thereafter, there will be no obligations issued under Section 103 of the Code which are guarantied by the Borrower or any Related Person (or group of related persons which includes the Borrower) or which are issued with the assistance or participation of, or by arrangement with the Borrower or any Related Person (or group of related persons which includes the Borrower) without the written opinion of Robinson, St. John & Wayne, Esqs. or other nationally recognized bond counsel acceptable to Robinson, St. John & Wayne, Esqs. to the effect that the issuance of such obligation will not adversely affect their opinion as to exemption from present Federal income taxes of interest on the Bonds. Other than the Borrower or any Related Person (or group of related persons including the Borrower), no person has (i) guarantied, arranged, participated in, assisted with the issuance of, or paid any portion of the cost of the issuance of the Bonds, or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Code Section 1253) which is to be used in connection with the Project;

     (r) The Project does not share "substantial common facilities", within the meaning of Section 144 (a) (9) of the Code, with any other facility financed by an outstanding tax-exempt bond; and

     (s)  (i)   There have been no claims, litigation, administrative
          proceedings, whether actual or threatened, or judgments or orders, relating to any hazardous substances, hazardous wastes, discharges, emissions or other forms of pollution relating in any way to any property or activities of the Borrower, including without limitation, the real property and improvements located at the Premises.

          (ii) To the best of the Borrower's knowledge, after due inquiry and investigation, there have been no hazardous substances or hazardous wastes, as defined by the Environmental Cleanup Responsibility Act (N.J.S.A. 13:lk-6 et seq.) ("E.C.R.A."), Spill Compensation and Control Act (N.J.S.A 58:10-23.11 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Subsection 6901 et seq.) and the Comprehensive Environmental Responsibility Compensation and Liability Act (42 U.S.C. Subsection 9601 et seq.) generated, manufactured, refined, transported, treated, stored, handled or disposed of on the Premises by the Borrower or at any other location owned by the Borrower in the State.

          (iii) To the best of the Borrower's knowledge, after due inquiry and investigation, there have been no discharges, spillages or disposals of hazardous substances or hazardous wastes (as described in the prior paragraph) on the Premises or at any other location owned by the Borrower in the State.

          (iv) The Project is not subject to the requirements of Section 13:lk-9 of E.C.R.A. or, if it is subject to such requirements, the Borrower or Borrower's transferor has complied with such provisions.

     Section 2.2.  Representations, Covenants and Warranties of the Issuer.
                   -------------------------------------------------------
The Issuer represents, warrants and covenants that:

     (a) it is a public body corporate and politic constituting an instrumentality of the State, duly organized and existing under the laws of the State, particularly the Act. The Issuer is authorized to issue the Bonds in accordance with the Act and to use the proceeds from the sale of the Bonds to make the loan to the Borrower;

     (b) the Issuer has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by this Loan Agreement, the Bonds, the Indenture, the Resolutions, and any and all other agreements relating thereto and to issue, sell and deliver the Bonds as provided in the Indenture;

     (c) by the Resolutions duly adopted by the Issuer and still in full force and, effect, the Issuer has duly authorized the execution, delivery and due performance of this Loan Agreement, the Indenture and the Bonds, and the taking of any and all actions as may be required on the date hereof on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement and the Indenture. All approvals of the Issuer necessary in connection with the foregoing have been received;

     (d) the Bonds have been duly authorized, executed, issued and delivered and constitute the valid and binding special obligation of the Issuer, the principal of, premium, if any, and interest on which are payable solely from the revenues and other moneys derived pursuant to this Loan Agreement and pledged therefor by the Resolutions. The Bonds shall not be in any way a debt or liability of the State or of any political subdivision thereof, except the Issuer, and shall not create or constitute any indebtedness, liability or obligation of the State or of any political subdivision thereof, except the Issuer, whether legal, moral or otherwise;

     (e) the execution and delivery of this Loan Agreement, the Indenture and the Bonds, and compliance with the provisions hereof and thereof, do not conflict with or constitute on the part of the Issuer a violation of the Constitution of the State or a violation or breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or, to the knowledge of the Issuer, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties. All consents, approvals, authorizations and orders of governmental or regulatory authorities which are required to be obtained by the Issuer for the consummation of the transactions contemplated hereby and thereby have been obtained;

     (f) the Issuer shall apply the proceeds from the sale of the Bonds and the revenues derived under this Loan Agreement for the purposes specified and in the manner provided in this Loan Agreement;

     (g) to the best knowledge of the Issuer, there is no action, suit, proceeding or investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting the Issuer, or any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated hereby, or which in any way would materially adversely affect the validity of the Bonds, the Indenture, the Resolutions, this Loan Agreement, any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby or the exemption from taxation as set forth herein; and

     (h) any certificate signed by an Authorized Issuer Representative and delivered to the Bank, the Trustee or the Borrower shall be deemed a representation and warranty by the Issuer to the Bank, the Trustee or the Borrower, as the case may be, as to the statements made therein.

     It is specifically understood and agreed that the Issuer makes no representation as to the financial position or business condition of the Borrower and does not represent or warrant as to any of the statements, materials (financial or otherwise), representations or certifications furnished or to be made and furnished by the Borrower in connection with the sale of the Bonds, or as to the correctness, completeness or accuracy of such statements.

                                  ARTICLE III

                  TERM, NATURE AND BENEFITS OF LOAN AGREEMENT

     Section 3.1.  Term.  The term of this Agreement shall commence on the
                   ----
date of its delivery (the "Closing Date"), and shall terminate (unless discharged upon prepayment of all sums due hereunder by the Borrower prior thereto as hereinafter provided) on the date on which the Bonds and all other sums due under the Indenture, and hereunder by the Borrower, shall have been paid or provision for their payment has been made in accordance herewith.

     Section 3.2.  Nature and Benefits of Obligations.  This Agreement and
                   ----------------------------------
the Borrower's Note, securing, inter alia, the Borrower's obligations hereunder
                               ----------
and thereunder, have been executed and delivered in part to induce concurrently herewith the purchase by others of the Bonds, and, accordingly, all covenants and agreements on the part of the Borrower and the Issuer, as set forth therein and herein, are hereby declared to be for the benefit of the Trustee for the benefit of the Owners from time to time of the Bonds and the Bank. The Borrower consents and agrees to the assignment by the Issuer to the Trustee under the Indenture of all of the Issuer's, right, title and interest in, to and under this Agreement and the Borrower's Note and agrees that the provisions thereof may be enforced by the Trustee under the provisions of the Indenture. The Borrower agrees to do all things within its power in order to comply with, and to enable the Issuer to comply with, all requirements and to fulfill, and to enable the Issuer to fulfill, all covenants of the Indenture and the Bonds.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

     Section 4.1.  Conditions.   The obligation of the Issuer to make the
                   ----------
loan to the Borrower pursuant to this Agreement is subject to (i) there being no Default hereunder or event which with notice or lapse of time, or both, would become a Default hereunder, and (ii) the receipt by the Issuer, the Trustee and the Bank, as hereinafter set forth, of the following (all of which shall be in form and substance satisfactory thereto):

     (1)  original duly executed counterparts of:

          (a)  the Indenture;

          (b)  the Borrower's Note;

          (c)  this Agreement;

          (d)  the Credit Agreement;

          (e)  the Pledge Agreement;

          (f)  the Remarketing Agreement; and

          (g)  the Tender Agent Agreement;

     (2) such certificates and documents respecting the Borrower and its undertakings in connection herewith as counsel for Trustee or bond counsel shall reasonably require;

     (3) such opinions of counsel for the Borrower as counsel for the Trustee or bond counsel shall reasonably require;

     (4) appropriate certifications by the Borrower with respect to the use of the proceeds of the Bonds in consideration of Section 103 of the Code;

     (5) satisfactory evidence respecting the Borrower's compliance with the insurance requirements of this Agreement;

     (6) such other and further materials as the Issuer, the Trustee or the Bank may reasonably require;

     (7)  the Letter of Credit.

                                   ARTICLE V

                            ISSUANCE OF THE BONDS;
                         APPLICATION OF BOND PROCEEDS

     Section 5.1.  Agreement to Issue Bonds; Application of Bond Proceeds.
                   ------------------------------------------------------
In order to provide for the payment of costs of and related to the issuance of the Bonds and the Costs of the Project incurred to date and hereafter to be incurred by the Borrower, subject to the provisions of Article IV hereof and concurrently with the execution and delivery of this Agreement, the Issuer will initially issue, sell and deliver Bonds in the aggregate original principal amount of $5,000,000 and deposit the net proceeds thereof to the credit of the Project Fund, as established and provided in Article VI of the Indenture. The Issuer authorizes, and directs the Trustee to make disbursements from the Project Fund of Bond proceeds from the sale of the Bonds for work performed on the Project or to reimburse the Borrower for any costs and expenses of the Project paid by it. Each disbursement shall constitute a Proper Charge and shall be disbursed upon delivery to the Trustee of the following:

          (a) a Requisition signed by an authorized Borrower Representative.
     The Requisition Form shall state: (i) the requisition number; (ii) the name and address of the Person to whom payment is to be made by the Trustee or, if the payment is to be made to the Borrower for a reimbursable advance, the name and address of the Person to whom such advance was made together with proof of payment by the Borrower; (iii) the amount to be paid; (iv) that each obligation for which payment is sought is a Proper Charge against the Project Fund, is unpaid or unreimbursed, and has not been the basis of any previously paid requisition; (v) if such payment is a reimbursement to the Borrower for costs or expenses incurred by reason of work performed or supervised by officer's or employees of the Borrower or any of its affiliates, that the amount to be paid does not exceed the actual cost thereof to the Borrower or any of its affiliates; (vi) that no Event of Default has occurred under this Loan Agreement; and (vii) the Borrower has received no written notice of any lien, right to lien or attachment upon, or other claim affecting the right to receive payment of, any of the moneys payable under such Requisition Form to any of the Persons named therein or, if any of the foregoing has been received, it has been released or discharged or will be released or discharged upon payment of the Requisition Form;

          (b) prior to the first disbursement from the Project Fund either (i) a certificate of an authorized Borrower Representative stating that, for purposes of the Prevailing Wage Provision and the Affirmative Action Program, none of the moneys disbursed at any time from the Project Fund will be used to pay or reimburse a payment for work done in performance of any Construction Contract unless prior thereto there shall be submitted to the Trustee an executed Contractor's Certificate and Agreement or (ii) a Contractor's Certificate and Agreement executed by the Contractor. Nevertheless, prior to the initial disbursement from the Project Fund for payment of any Construction Contract, if not theretofore furnished, a Contractor's Certificate and Agreement shall be submitted.

     There shall be retained in the Project Fund an amount equal to ten per centum (10%) of each sum requisitioned for payment or reimbursement for payment of a Construction Contract for purposes of the Affirmative Action Program (a "holdback"); provided, however, if any such requisitioned sum is for reimbursement of a payment by the Borrower, which payment itself was for only ninety per centum (90%) of the payment requested by the Contractor or Subcontractor pursuant to such Construction Contract, then such requisitioned sum may be reimbursed without regard to the aforementioned holdback, but the remaining ten per centum (10%), when requisitioned by the Borrower, shall only be disbursed upon the holdback conditions hereinafter set forth. Said holdback shall be disbursed from the Project Fund upon compliance with the preceding terms and conditions of this Section and (i) the execution and filing of the Contractor's Completion Certificate, (ii) the execution and filing of the Borrower's Completion Certificate and (iii) receipt by the Borrower of a written notice issued by the Issuer's Office of Affirmative Action that the Contractor has complied with the requirements of the Affirmative Action Program.

     Nothing contained herein or in any documents and agreements contemplated hereby or in any other Loan Document shall impose upon the Trustee or the Issuer any obligation to see to the proper application of such disbursements by the Borrower or any other recipient thereof, and, in making such disbursements from the Project Fund, the Trustee may rely on such Requisition Forms and proof delivered to it. The Trustee and the Issuer shall be relieved of any liability with respect to making such disbursements in accordance with the foregoing.

     Thereafter and in the event of the issuance of additional Bonds as provided in Section 2.19(B) of the Indenture, the Issuer will sell and deliver such Bonds and deposit the net proceeds thereof to the credit of the Project Fund for application as set forth above

     Section 5.2.  Projects Undertaking.  The Borrower agrees that it shall
                   --------------------
proceed with due diligence and reasonable dispatch, delays caused by force majeure, as defined in Section 9.1 hereof, alone excepted, to undertake and complete the acquisition, construction, installation and equipping of the Facilities.

     In the event of the issuance of Additional Bonds, as provided in Section 2.19(B) of the Indenture, the Borrower agrees that it shall proceed with due diligence and reasonable dispatch, delays caused by force majeure alone excepted, to undertake and complete the next phase of the acquisition, installation and equipping of the Facilities, as contemplated for the issuance of the Additional Bonds.

     Section 5.3.  Projects Completion.  Not later than August 1, 1994, or
                   -------------------
upon the completion of the Borrower's Project (the "Completion Date") and the payment or provision for the payment of all of the Costs thereof, the Borrower shall cause to be furnished to the Trustee the Borrower's Completion Certificate signed by an authorized Borrower Representative stating the date of completion of the Project and that, as of such date, except for amounts retained by the Trustee at the Borrower's direction for any cost of the Project not then due and payable or, if due and payable not then paid: (i) the Project has been completed; (ii) the cost of all labor, services, materials and supplies used in the Project have been paid, or will be paid from amounts retained by the Trustee at the Borrower's direction for any cost of the Project not then due and payable or, if due and payable, not then paid; (iii) the Project equipment, if any, has been installed to the Borrower's satisfaction, such Project equipment so installed is suitable and sufficient for the efficient operation of the Project for the intended purposes and all costs and expenses incurred in the acquisition and installation of such equipment have been paid, or will be paid from amounts retained by the Trustee at the Borrower's direction for any cost of the Project not then due and payable or, if due and payable, not then paid; (iv) the Project is being operated as an authorized "project" under the Act and substantially as proposed in the Application; (v) the Borrower has reviewed the Contractor's Completion Certificate and the Borrower has no knowledge or information that the representations contained therein are false or misleading; and (vi) the Borrower has required in all Construction Contracts that wages paid to workers employed in the performance of Construction Contracts be paid at a rate not less than the Prevailing Wage Rate. Notwithstanding the foregoing, the Borrower's Completion Certificate may state that it is given without prejudice to any rights against third parties which exist at the date of the Borrower's Completion Certificate or which may subsequently come into being. Any amount remaining in the Project Fund thereafter (except for amounts therein sufficient to cover costs of the Project not then due and payable or not then paid) shall be transferred by the Trustee to the Principal Account in accordance with Section 4.01 of the Indenture and shall not be invested at a yield materially higher than the yield on the Bond

     Section 5.4.  Borrower Required to Pay if Project Fund Insufficient.
                   -----------------------------------------------------
In the event the moneys in the Project Fund available for payment of the costs of the Project are not sufficient to pay all costs of the Project in full, the Borrower agrees to complete the Project and to pay that portion of the cost in excess of the moneys available therefor in the Project Fund. The Issuer, the Bank and the Trustee make no warranty, either express or implied, that the moneys paid into the Project Fund and available for payment of the costs of the Project will be sufficient to pay all of such costs. The Borrower agrees that if, after disbursement of all the money in the Project Fund available for payment of costs of the Project, the Borrower should pay any portion of the costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Bank or the Trustee.

     Section 5.5.  Investment of Moneys.  Any moneys held under the
                   --------------------
Indenture as a part of any fund or account, other than the Bond Fund, shall, subject to Section 4.01(d) of the Indenture, be invested or reinvested by Trustee, to the extent permitted by law, at the written request (or verbal request if confirmed in writing) of and as directed by the Borrower Representative, in Authorized Investments as provided in the Indenture.

     The Trustee may make any and all such investments through departments of any bank or trust company under common control with the Trustee. All such investments shall at all times be a part of the Fund or Account from which the moneys used to acquire such investments shall have come and all income and profits on such investments shall be credited to, and losses thereon shall be charged against, the Earnings Sub-Accounts of such Funds and Accounts. Such investments shall be registered in the name of the Trustee, as Trustee under the Indenture.

     Section 5.6.  Special Arbitrage Covenant.  The Borrower covenants not
                   --------------------------
to cause or direct any moneys on deposit in any fund or account to be used in a manner which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code, and the Borrower certifies and covenants to and for the benefit of the Issuer and the Owners of the Bonds Outstanding that so long as there are any Bonds Outstanding, moneys on deposit in any Fund or Account in connection with the Bonds, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code. The event of classification of the Bonds as "arbitrage bonds" under Section 148 of the Code shall be treated as a "Determination of Taxability" under Section 6.5 hereof and shall not constitute a Default by the Borrower.

     In connection herewith and for purposes of insuring compliance with the provisions of Section 148 of the Code, as the same may from time to time be amended and the application thereof interpreted, the Borrower acknowledges that its financial officers, Borrower's Representative and its accountant have read and are familiar with the requirements of Sections 4.01(d), 4.01(e) and 5.04 of the Indenture and hereby agrees (i) to timely make or cause to be made the annual determinations required under Section 4.01(e) of the Indenture, (ii) to furnish the Trustee such statements and instructions as are required under said
Section 4.01(e), (iii) to timely make or to cause, to be made the determinations required under said Section 4.01(d) (1) of the Indenture, (iv) to furnish to the Trustee such forms, statements, instructions and funds, if any, as are required under subparagraph (i), (ii) and (iii) of said subsection 4.01(d)(1), (v) as required, to secure and furnish to the Trustee a statement of its Accountant as provided for under Section 4.01(d)(4) of the Indenture, (vi) to keep and retain such records as are required under Section 4.01(d)(6) thereof. In addition, the Borrower shall keep or cause to be kept such records as shall enable it to fulfill its obligations and responsibilities under this Section and Section 148 of the Code and shall retain such records for a period of six (6) years following the final payment of principal on the Bonds. In further connection herewith, the Borrower expressly agrees that any failure, for any reason whatever, of the Trustee to give any notice, determination, report or statement required or provided for in said Section 4.01(d), shall not cause the Trustee or the Issuer to comply with the requirements of Section 148 of the Code, and, further, that the Borrower, shall pay all such costs as may be incurred by the Trustee in engaging a firm of certified public accountants or other firm having expertise in the subject matter to make such calculations and prepare such certifications as are or may be required under said Sections 4.01(d) or 4.01(e) in the event of the Borrower's failure to cause or secure the same; provided, however, that this provision shall in no manner be deemed to require such an engagement by the Trustee in the event of the Borrower's failure to perform all its obligations under this Section 5.6

                                 ARTICLE VI

                     PAYMENT PROVISIONS; OPTIONS TO PREPAY;
             OBLIGATIONS TO TERMINATE AGREEMENT; NOTICES TO ISSUER

     Section 6.1.  Amounts Payable.  The Borrower, for and in consideration
                   ---------------
of the issuance of the Bonds under and pursuant to Sections 2.19(A) and 2.19(B) of the Indenture by the Issuer and the lending of the proceeds thereof by the Issuer to the Borrower through the application of such proceeds as provided in the Indenture and Article V hereof for the benefit of the Borrower, hereby covenants and agrees to make the following payments (collectively called the "Payments"):

     (a)  Payments, in advance, in the aggregate an amount sufficient for:

          (A) Prior to the Conversion Date (as defined in the Indenture), the payment in full of the Bonds Outstanding, including (i) on or before the fifth (5th) Business Day preceding each Interest Payment Date, payment of an amount equal to the estimated interest to become due on the Bonds on such Interest Payment Date and on each Interest Payment Date such additional amount, if any, as together with the aforesaid payment shall equal all interest becoming due on the Bonds on such Interest Payment Date, (ii) on each date such amounts become due (or earlier as provided in Section 3.02 of the Indenture), principal and redemption payments with respect to the Bonds and (iii) when due, such amounts as are required to be paid by the Borrower to pay or cause to be paid to the Trustee such amounts as shall be necessary to enable the Trustee to pay the Purchase Price of the Bonds delivered to the Tender Agent for purchase pursuant to the provisions of Section 2.12, 3.05, 3.06 or 3.07 of the Indenture, provided, however, that the obligation of the Borrower to make any such payment required under this clause (iii) shall be reduced by the amount of moneys available for such payment described in Section 2.13(A) and (C) of the Indenture; and, provided further, that the obligation of the Borrower to make the payments required under clauses (i), (ii) and (iii) hereof shall be deemed to be satisfied and discharged to the extent of any corresponding payment made by the Bank to the Trustee under the Letter of Credit; and

          (B) From and after the Conversion Date, the payment in full of the Bonds then outstanding, including (i) the total interest becoming due and payable on such Bonds to the respective dates of payment thereof,
          (ii) the total principal amount of such Bonds, and (iii) the redemption premium, if any, that shall be payable on the redemption of such Bonds prior to their stated maturity date, and (iv) such amounts, if any, as shall be required to be paid by the Borrower for deposit to the credit of the Bond Reserve Fund Account as provided in the Indenture.

The obligation of the Borrower to make payments equal to the aggregate amount of the principal and interest requirements of the Bonds is evidenced by the Borrower's Note, the form of which is attached hereto as Exhibit B and made a
                                                         ---------
part hereof, which shall be executed and delivered by the Borrower concurrently with the execution and delivery of this Agreement and thereupon assigned by the Issuer to and to be held by the Trustee. All such payments shall be payable directly to the Trustee for the account of the Issuer and shall be applied by the Trustee in the manner provided in Section 4.01 of the Indenture. It is understood and agreed that all payments payable by the Borrower under this subsection (a) are assigned by the Issuer to the Trustee for the benefit of the Owners of the Bonds and the Bank. The Borrower assents to such assignment. The Issuer hereby directs the Borrower and the Borrower hereby agrees to pay to the Trustee at the Principal Office of the Trustee all payments payable by the Borrower pursuant to this subsection (a);

     (b) Default or delay payments, upon being invoiced therefor, consisting of
         -------------------------
     the amounts, fees and expenses which the Issuer may incur or be or become legally obligated to pay under the terms of the Indenture by reason of any default hereunder or thereunder or any default or delay in payment of the sums due hereunder or thereunder (provided that such default or delay shall have resulted from the Borrower's default or breach of covenant under this Agreement) and the amounts expended or indebtedness incurred by the Issuer or the Trustee for the purpose of curing the Borrower's defaults hereunder or thereunder or in connection with any defaults under the Indenture, and all costs, expenses and charges, including reasonable attorneys' fees, incurred by the Issuer or the Trustee in collecting the Payments or in enforcing any covenant or agreement of the Borrower contained in this Agreement or incurred in pursuing any remedy provided under this Agreement or under the Indenture;

     (c) Expense Payments consisting of the fees, charges and expenses of the
         ----------------
     Issuer, Trustee, the Tender Agent, the Remarketing Agent and any other person required to be paid under the terms of the Indenture and the Bonds, such fees, charges and expenses to be paid directly to such person, provided that the Borrower may, without creating a Default hereunder, contest in good faith the reasonableness of any such fees, charges or expenses;

     (d) Issuer's Fee.  The Issuer's fee of $25,000 payable on the issuance date
         ------------
     of the Bonds.

     (e) Rebate payments consisting of such amounts as are required to be paid
         ---------------
     by the Borrower into the Rebate Fund pursuant to Section 4.01(d) of the Indenture.

In the event the Borrower should fail to make any installment of the Payments described in clauses (a), (b) and (c) above, or any portion thereof, the installment or portion thereof so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon (to the extent permitted by law) at the Late Payment Rate.

The Payments paid by the Borrower shall be applied in the following order of priority:

     A.  Payments due under clause (a);

     B.  Payments due under clauses (b) and (c); and

     C.  Payments due under clause (e).

Credits against and reduction of the Payments shall be derived from the following sources:

     A. surplus moneys (including investment earnings) contained in any funds or accounts which are Available Moneys;

     B. advance payments or prepayments on the Note or hereunder, provided the same are Available Moneys; and

     C. reductions in principal and interest requirements of Bonds due to the purchase or redemption of Bonds as provided in the Indenture.

     Section 6.2.  Obligation to Make Payments Unconditional.  The
                   -----------------------------------------
obligation of the Borrower to make the Payments shall be absolute, certain and unconditional and shall not be subject to, nor shall the Borrower be entitled to assert any rights of abatement, deduction, reduction, deferment, recoupment, setoff or counterclaim by the Borrower or any other person, nor shall the Payments be abated, abrogated, waived, diminished, postponed, delayed or otherwise modified under or by reason of any circumstance or occurrence that may arise or take place, irrespective of what statutory rights the Borrower may have to the contrary, including but without limiting the generality of the foregoing (none of which shall bar the Borrower from bringing any action or suit arising therefrom):

     A. any damage to or destruction of part or all of the Project or the Facilities;

     B. the taking or damaging of part or all of the Facilities or any temporary or partial use thereof by any public authority or agency in the exercise of the power of eminent domain, sequestration or otherwise;

     C. any assignment, merger, consolidation, transfer of assets, leasing or other similar transaction of or affecting Borrower, except as otherwise provided in this Agreement;

     D. any change in the tax or other laws of the United States, the State or other governmental authority;

     E. any lawful or unlawful prohibition of the Borrower's use of the Facilities or any portion thereof or the interference with such use by any person or commercial frustration or loss or revocation of any permits, licenses or other authorizations required in connection with the Facilities; and

     F. any failure of the Issuer, the Trustee or the Bank to perform and observe any agreement or covenant, expressed or implied, or any duty, liability or obligation arising out of or in connection with this Agreement, the invalidity, unenforceability or disaffirmance of any provisions of the Borrower's Note, the Letter of Credit, the Credit Agreement or any instruments contemplated thereunder, this Agreement, the Indenture, the Bonds, or for any other cause similar or dissimilar to the foregoing.

Furthermore, the Borrower covenants and agrees that it will remain obligated under this Agreement in accordance, with its terms and that it will not take or participate or acquiesce in any action to terminate, rescind or avoid this Agreement.

     Section 6.3.  Substitute Letter of Credit and Substitute Support
                   --------------------------------------------------
Facility. The Borrower may provide for the delivery to the Trustee of a Substitute Letter of Credit and/or a Substitute Support Facility as a replacement for the then effective Letter of Credit as described in the Indenture.

     Section 6.4.  Prepayment.  So long as all amounts which have become due
                   ----------
under the Borrower's Note have been paid, the Borrower may at any time and from time to time pay in advance and in any order of due dates all or part of the amounts to become due under this Agreement if, not less than 60 days prior to the redemption date set forth in such notice (which date shall be an Interest Payment Date if prepayment is in part and any Business Day if in whole), the Borrower gives notice to the Issuer, the Trustee and the Bank of the intention to make a prepayment and of the amount thereof and if, not later than the date of the prepayment, the Borrower directs the Trustee as to the application of the amounts prepaid to retire Bonds by purchase, redemption or both purchase and redemption prior to or on the next succeeding redemption date in accordance with
Section 3.01 of the Indenture. Any such prepayment shall be made not less than 60 days prior to the redemption date unless a conditional notice of redemption is given to the Trustee, in which case prepayment shall be made on or prior to 11 A.M. on the date set for redemption, and in either event prepayment shall be in an amount sufficient to accomplish any such redemption or reasonably estimated to be sufficient to accomplish any such purchase. Prepayments made under this Section shall be credited against amounts to become due on this Agreement as provided in Section 6.1 hereof.

     To exercise such option, the Borrower shall give written notice to the Issuer, the Bank and the Trustee and shall specify therein the date of redemption of Bonds pursuant to Section 3.02 of the Indenture, which date shall be the date in respect of which the required notice of redemption can be given, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. In order to exercise such option, the Borrower shall pay, or cause to be paid, on or prior to the applicable redemption date at the time or times required by Section 3.01 of the Indenture, to the Trustee, an amount equal to the sum of the following:

     (1) an amount of money which, when added to the amount then on deposit and available in the Bond Fund, will be sufficient to retire and redeem, as provided and/or required under Section 3.01 of the Indenture, all or that portion of the Bonds outstanding that are to be redeemed on the earliest possible redemption date after the giving of notice as provided in the Indenture, plus

     (2) if all of the Bonds are to be redeemed, such sums as may be due and payable by the Borrower under Section 4.01(d) of the Indenture, together with an amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until final payment and redemption of the Bonds, plus

     (3) if all of the Bonds are to be redeemed, an amount of money equal to the Issuer's fees and expenses under this Agreement accrued and to accrue until final payment and redemption of the Bonds.

     Section 6.5.  Obligation to Prepay.  The Borrower shall be required to
                   --------------------
prepay its obligations under Section 6.1 hereof on the Automatic Conversion Date, if the Bonds are to be redeemed pursuant to Section 3.01(C) of the Indenture, and on the applicable redemption date if the Bonds are to be redeemed pursuant to Section 3.01(E) or 3.01(F) of the Indenture. In addition, the Borrower shall be required to prepay that portion of its obligations under
Section 6.1 hereof to the extent such obligations relate to Bonds redeemed or to be redeemed pursuant to Section 3.01(G) of the Indenture.

     Section 6.6.  Place of Payment.  All payments hereunder and all
                   ----------------
payments of principal and Purchase Price of and premium, if any, and interest on and with respect to the Bonds, including the redemption price thereof and all other fees and charges under this Agreement to be made to the Issuer or the Trustee shall be made in lawful money of the United States of America and shall be made at the principal corporate trust office of the Trustee not later than 11:00 o'clock a.m. on the date due. If any such payment falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding full Business Day and interest shall accrue and be payable in respect of such extension. Notwithstanding the foregoing, amounts payable to the Issuer pursuant to Section 6.1(d) hereof shall be made at the Issuer's principal office.

     Section 6.7.  Change in Interest Rate Mode Notice.  The Borrower, if it
                   -----------------------------------
so elects, may cause the Issuer to effect a Change in Interest Rate Mode (as defined in the Indenture) by giving the Issuer the notice and meeting the conditions set forth in Section 2.02(A)(v) of the Indenture.

     Section 6.8.  Optional Conversion Notice.  The Borrower, if it so elects,
                   --------------------------
may exercise the Conversion Option by giving the notice and meeting the conditions set forth in Section 3.06 of the Indenture.

                                  ARTICLE VII

                               GENERAL COVENANTS

     Section 7.1.  No Warranty of Condition of Suitability by Issuer.  THE
                   -------------------------------------------------
BORROWER ACKNOWLEDGES AND AGREES THAT THE ISSUER MAKES (i) NO WARRANTY, EITHER EXPRESS OR IMPLIED AS TO THE PROJECT OR THE FACILITIES, OR THE CONDITION OF EITHER THEREOF, OR THAT THE FACILITIES OR PROJECT WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF THE BORROWER; (ii) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT THE BORROWER WILL HAVE QUIET AND PEACEFUL POSSESSION OF THE FACILITIES OR PROJECT; (iii) NO REPRESENTATION AS TO THE FACILITIES OR THE PROJECT; AND (iv) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE FACILITIES OR PROJECT OR THEIR SUITABILITY FOR THE BORROWER'S PURPOSES.

     Section 7.2.  Further Assurances and Corrective Instruments.  The
                   ---------------------------------------------
Issuer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the expressed intention of this Agreement.

     Section 7.3.  Issuer and Borrower Representatives.  Whenever under the
                   -----------------------------------
provisions of this Agreement, the approval of the Issuer or the Borrower is required, or the Issuer or the Borrower is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by the Issuer Representative and for the Borrower by the Borrower Representative; the Trustee, and any party hereto shall be authorized to act on any such approvals or requests.

     Section 7.4.  General Covenants of Borrower.  Borrower further
                   -----------------------------
expressly covenants and agrees:

     (a) to comply with the terms, covenants and provisions, expressed or implied, of all contracts pertaining to, affecting or involving the Project and the Facilities or the business of the Borrower the violation or breach of, which would materially and adversely affect the ability of the Borrower to fulfill its obligations hereunder;

     (b) to comply with the terms, covenants and provisions, expressed or implied, of all rules and regulations and all contracts pertaining to, affecting or involving the continual qualification of the business of the Borrower the violation or breach of which would materially and adversely affect the ability of the Borrower to fulfill its obligations hereunder;

     (c) whenever and so often as requested so to do by the Trustee or the Issuer, promptly to execute and deliver or cause to be executed and delivered all such other and further instruments and documents, and to promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully vest in the Issuer, the Trustee and the Owners of the Bonds all rights, interests, powers, benefits, privileges and advantages conferred upon them by this Agreement and by the Indenture;

     (d) promptly, upon the request of the Issuer or the Trustee from time to time, to take such action as may be necessary or proper to remedy or cure any material defect in or cloud upon the title to the Facilities, or any part thereof, whether now existing or hereafter developing, and to prosecute all such suits, actions and other proceedings as may be appropriate for such purpose and to indemnify and save the Issuer and the Trustee harmless from all loss, cost, damage and expense, including attorneys' fees, which they or either of them may ever incur by reason of any such defect, cloud, suit, action or proceeding;

     (e) to defend against every suit, action or proceeding at any time brought against the Issuer or the Trustee based on any claim arising out of the receipt, application or disbursement of any of the Trust Estate, revenues, income or proceeds from the Facilities, or involving the Issuer's or the Trustee's rights under this Agreement or the Indenture; to indemnify and save harmless the Issuer and the Trustee against any and all liability claimed or asserted by any person whomsoever, arising out of such receipt, application or disbursement, excepting gross negligence, willful malfeasance and bad faith on the part of the Issuer or the Trustee; provided, further, that the Trustee or any Owner of Bonds at its or his election and expense may appear in and defend against any such suit, action or proceeding; and notwithstanding any contrary provision hereof, this covenant shall continue and remain in full force and effect until all indebtedness, liabilities, obligations and other sums secured hereby may have been released of record and the lien hereof discharged;

     (f) to fulfill its obligations and to perform punctually its duties and obligations under this Agreement and to otherwise administer the Project an the Facilities in accordance with the terms hereof to assure the continued proper operation, management repair and maintenance of the Facilities, the Payment and all other amounts due and payable under this Agreement and under the Indenture and payment of the operation and maintenance expenses of the Facilities; and

     (g) that it will pay and discharge and indemnify an save the Issuer and the Trustee harmless of, from and against, any and all costs, claims, damages, expenses, liabilities, liens, obligations, penalties and taxes of every character and nature, by or on behalf of any person, firm, corporation, entity or governmental, authority regardless or by whom advanced, asserted held, imposed or made, which may be imposed upon incurred by or asserted against the Issuer and/or the Trustee arising out of, resulting from or in any way connected with this Agreement, the Bonds or the Indenture, excepting gross negligence, willful malfeasance and bad faith on the part of the Issuer or the Trustee. The Borrower also covenants and agrees at its expense, to pay and to indemnify and to save the Issuer and the Trustee harmless of, from and against, all costs, reasonable counsel fees, expense and liabilities incurred in any action or proceeding brought by reason of any such claim or demand

     Section 7.5.  Risk of Loss.  The risk of loss or of decrease in the
                   ------------
enjoyment and beneficial use of the Facilities in consequence of the damage or destruction thereof by acts of God, fire, the elements, casualties, thefts, riots, civil strife, war, nuclear explosion or otherwise or in consequence of foreclosures, attachments, levies or executions is expressly assumed by the Borrower, and the Issuer and the Trustee shall in no event be answerable, accountable or liable therefor, nor shall any of the foregoing events entitle the Borrower to any abatement of its obligations hereunder.

     Section 7.6.  Security Interests.  The Borrower agrees to execute and
                   ------------------
file any and all financing statements or amendments thereof or continuation statements thereto necessary to perfect and continue the perfection of the security interests granted in the Indenture. The Borrower shall pay all costs of filing such instruments.

     Section 7.7.  Borrower May Improve or Alter.  The Borrower at its own
                   -----------------------------
cost and expense may make such additions, improvements or alterations to the Facilities or may install such furnishings or equipment as it deems desirable; provided, that such additions, improvements, alterations or installation of furnishings or equipment will neither impair nor adversely affect the structural integrity or operational utility value of the Facilities.

     Section 7.8.  Covenants Regarding Operation and Maintenance.  The
                   ---------------------------------------------
Borrower expressly covenants and agrees that it shall pay all costs of operating and maintaining the Facilities and further:

     (a) That it shall operate and maintain the Facilities and each and every portion thereof, including all additions and improvements and all facilities adjoining and/or appurtenant thereto and otherwise in good operating order and condition, reasonable and ordinary wear and tear alone excepted, and make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, and otherwise to make all replacements, alterations, improvements and modifications to the Facilities necessary to insure that the same shall not be materially impaired or diminished, and, in connection therewith, shall cause the Facilities and the operation and utilization thereof to be insured under such terms of coverage and at such limits with respect to facilities of the same nature and type as the Facilities, whether similar in whole or in part, due regard being given to the type of Facilities and their use provided that any liability insurance issued pursuant hereto shall name the Issuer and the Trustee as additional insureds;

     (b) That it shall have full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Facilities; provided, however, the

     Issuer, the Trustee and their agents shall have the right to inspect the Facilities at any reasonable time in a manner which will not interfere unreasonably with the Borrower's use thereof;

     (c) That it shall pay as the same respectively becomes due, all taxes and assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Facilities; provided the Borrower may contest any such item of tax, assessment, other governmental charge, lien or other encumbrance and, in the event of such contest, may permit the item so contested to remain unpaid during the period of such contest and appeal therefrom if the Borrower shall first notify the Trustee and the Bank of its intention to do so;

     (d) That it shall comply with all present and future laws, ordinances, orders, rules, regulations and requirements of every duly constituted governmental authority or agency and all orders, rules and regulations of any regulatory body exercising similar functions, which pertain to the Project and the Facilities, and shall likewise perform and comply in all material respects with all duties and obligations of any kind imposed by law, covenant, condition, agreement or easement with respect to the Project or the Facilities; the foregoing obligations shall include, but not be limited to, the duty of the Borrower to obtain any certificates of occupancy with respect to all or any portion of the Facilities which may at any time be required by any governmental agency having jurisdiction thereof and to procure, maintain and comply with all licenses and other authorizations required for the use of the Facilities then being made; and

     (e) That it shall not use or allow the Facilities to be used or occupied for any unlawful purpose or in violation of any private covenant, restriction, condition, easement or agreement covering or affecting the use of the Facilities, or suffer any act to be done or any condition to exist in the Facilities or any article to be brought therein or thereon which may be dangerous, unless safeguarded as required by law, or which, under law, constitutes a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto;

     (f) That it shall operate or cause the Project to be operated as an authorized project for a purpose and use as provided for under the Act until the expiration or earlier termination of this Loan Agreement. The Project is of a character included within the definition of "project" in the Act, and its estimated cost is $5,000,000. The Borrower will complete and operate the Project substantially in: the form represented in the Application and will neither (a) materially alter the operation of the Project without the prior written consent of the Issuer, nor (b) cause a change in the use of the Project such that the Bonds would cease to be qualified small issue bonds (within the meaning of Section 144(a) of the Code).

     Section 7.9.  Damage Destruction and Condemnation.  Unless the Borrower
                   -----------------------------------
shall have exercised its option to prepay pursuant to the provisions of Section
6.4 of this Agreement, if prior to full payment of the Bonds (or prior to provision for payment thereof having been made in accordance with the provisions of the Indenture) (i) the Facilities or any portion thereof are destroyed (in whole or in part) or damaged by fire or other casualty or (ii) title to or any interest in, or the temporary use of, the Facilities or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Borrower shall be obligated to continue to pay the amounts specified in Section 6.1 of this Agreement.

     The Issuer, the Trustee and the Borrower will cause the Net Proceeds of any insurance proceeds or condemnation award resulting from any event described above involving $100,000 or more per occasion or event to be deposited in a separate trust fund within the Project Fund held the Trustee. All such Net Proceeds so deposited shall be applied in one or more of the following ways as shall be elected by the Borrower in a written notice to the Issuer and the
Trustee:

     (a) To the prompt repair, restoration, modification or improvement of the Project or the Facilities by the Borrower. (The Issuer has, in the Indenture, authorized and directed the Trustee to make disbursements from such separate fund for such purposes or to reimburse the Borrower for costs paid by it in connection therewith.) Any balance of the Net Proceeds remaining after such work has been completed shall be transferred to the Bond Fund to be applied to the reimbursement of the Bank for amounts owing under the Credit Agreement and/or otherwise in accordance with Section 4.01(a) of the Indenture.

     (b) To the transfer into the Redemption Account of the Bond Fund for application for redemption of the Bonds on the next succeeding redemption date as specified in a written notice by the Borrower to the Trustee in accordance with the Indenture, provided that no part of the Net Proceeds may be applied for such redemption unless (1) all of the Bonds are to be redeemed in accordance with the Indenture upon termination of this Agreement or (2) in the event that less than all of the Bonds are to be redeemed, the Borrower shall furnish to the Issuer, the Bank and the Trustee, a certificate of Borrower Representative acceptable to the Issuer, the Bank and the Trustee stating that (i) the property forming the part of the Project and the Facilities that was damaged or destroyed by such casualty or was taken by such condemnation proceedings is not essential to the use or possession of the Project and the Facilities by the Borrower or
     (ii) the Project and the Facilities has been repaired, restored, modified or improved to operate as designated.

     If such Net Proceeds are insufficient to pay in full the cost of any repair, restoration, modification or improvement referred to in this Section 7.9, the Borrower will nonetheless complete the work and will pay any cost in excess of the amount of the Net Proceeds held by the Trustee. The Borrower agrees that if by reason of any such insufficiency of such Net Proceeds, the Borrower shall make any payments pursuant to the provisions of this Section, the Borrower shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Owners of any of the Bonds, nor shall the Borrower be entitled to any diminution of the amounts payable under Section 6.1 of this Agreement.

     Section 7.10.  Financial Statements and Information.  (a) The Borrower
                    ------------------------------------
will, upon request, furnish to the Issuer and the Trustee copies of the following financial statements, reports and information: within 120 days after the close of each fiscal year of the Borrower (a "Fiscal Year"), a balance sheet as of the end of such Fiscal Year and statements of changes in cash flows, revenue and expenses and changes in financial position of the Borrower for such Fiscal Year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail and certified by a firm of independent certified public accountants, together with a statement of the chief financial officer of the Borrower to the effect that no event which constitutes a Default under this Agreement has occurred and is continuing or if such an event has occurred and is continuing a statement specifying the nature and period of existence thereof.

     (b) The Borrower shall promptly, from time to time, furnish to the Issuer and the Trustee such information regarding the business, operations and financial condition of the Borrower, as the Issuer may reasonably request.

     Section 7.11.  Reorganization or Fundamental Change.  The Borrower
                    ------------------------------------
shall not initiate any proceedings to dissolve or liquidate without making prior provisions for the payment in full of its Indebtedness (as such term is defined in the Credit Agreement). The Borrower will not consolidate with, merge into or permit any other corporation or entity to consolidate with, merge into it, unless the following conditions are met:

          (i) the successor formed by or resulting from such consolidation or merger (the "Successor Corporation") is a corporation, or similar entity, organized under the laws of the United States or any state, district or territory of the United States and qualified to do business in the State and in such other states as the Borrower conducts business;

          (ii) the Successor Corporation (if other than the Borrower) shall expressly assume in writing the full and faithful performance of the duties, obligations and covenants of the Borrower under this Agreement and the Borrower's Note, and any and all such other agreements and instruments as the Borrower may execute and deliver in connection with any of the foregoing (collectively, the "Bond Documents");

          (iii) both before and immediately after such consolidation or merger, neither the Borrower nor the Successor Corporation shall be in default in the performance or observance of any duties, obligations or covenants of the Borrower under any of the Bond Documents;

          (iv) the Borrower shall have furnished to the Issuer and the Trustee an opinion of counsel experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivision, and/or a letter of ruling of the Internal Revenue Service, satisfactory to the Issuer and the Trustee, to the effect that the interest on the Bonds will not become, by reason of the merger or consolidation, includable in the gross income of the recipients thereof for purposes of federal income taxation;

          (v) the Borrower shall have furnished to the Issuer and the Trustee evidence in the form of financial statements prepared by an independent certified public accountant or firm of such accountants showing that the net assets of the Successor Corporation are at least equal to the net assets of the Borrower prior to such merger or consolidation as shown by the last previous audited financial statement of the Borrower prior to such merger or consolidation; and

          (vi) the Successor Corporation shall not be subject to any pending or threatened litigation or other contingent liabilities which, in the opinion of counsel to the Borrower (which may be rendered in reliance upon the opinion of counsel to the Successor Corporation), would result in any material adverse change in the financial condition or operations of such successor or which might materially adversely affect the obligations hereunder or in connection with the transactions contemplated hereby.

     If a merger or consolidation is effected as provided in this Section 7.11, the provisions of this Section 7.11 shall continue in full force and effect and no further merger, consolidation, sale or transfer shall be effected except in accordance with the provisions of this Section 7.11.

     Section 7.12.  Maintenance of Tax-Exempt Status of Bonds.
                    -----------------------------------------

     (a) Neither the Borrower nor the Issuer shall use, permit the use of, or omit to use Gross Proceeds or any other amounts (or any property acquired, constructed, or improved with Gross Proceeds) in a manner which, if made or omitted, respectively, would cause interest on any Bond to become includable in the gross income, as defined in Section 61 of the Code, of the owners thereof for federal income tax purposes. Without limiting the generality of the foregoing, unless and until the Borrower and the Issuer shall have received an Opinion of Counsel to the effect that failure to comply with such covenant will not adversely affect any exemption from federal income tax of interest on any Bond, the Borrower and the Issuer shall comply with each of the specific covenants in this Section.

     (b) The Borrower covenants and agrees that at least 95% of the proceeds of the Bonds actually expended will be used to pay costs of the Project incurred subsequent to July 2, 1991, (in respect of work performed or items purchased after such date) which are costs of land or property subject to the allowance for depreciation provided by Section 167 of the Code and are chargeable to the capital account of the Borrower for federal income tax purposes or would be so chargeable either with a proper election by the Borrower under the Code or but for a proper election by the Borrower under, the Code to deduct such amounts. For purposes of this paragraph, "proceeds of the Bonds" means the proceeds derived by the Issuer from the sale of the Bonds plus earnings from the investment of amounts deposited in the Project Fund. In the event that proceeds of the Bonds remain unspent after the completion of the Project, the Borrower covenants and agrees that all of such unspent proceeds will be used to redeem the largest portion of the Bonds callable under the terms of the Indenture without premium or penalty that does not exceed the amount of such unspent proceeds. Pending such redemption, the Borrower covenants and agrees that any such unspent proceeds will be deposited in escrow as soon as possible after the completion of the Project and invested to produce a yield no greater than the yield on the Bonds.

     (c) The Borrower covenants and agrees that costs of issuance of the Bonds financed directly or indirectly from the proceeds of the Bonds shall not, exceed 2% of the proceeds of the Bonds.

     (d) The Borrower covenants and agrees that the weighted average maturity of the Bonds will not exceed 120 percent of the average reasonably expected economic life of the Project, both as calculated pursuant to Section 147(b) of the Code.

     (e) The Borrower represents and covenants that, except for the Bonds, there are no obligations issued by or on behalf of any state, territory, or possession of the United States, or political subdivision of the foregoing, or of the District of Columbia which constitute "private activity bonds" within the meaning of Section 141 of the Code:

          (i) which are secured by any financial commitment on the part of the Borrower or any related person to the Borrower, within the meaning of
     Section 144(a)(3) of the Code, and which were or will be issued within the period beginning 60 days prior to the Closing Date and ending 60 days thereafter; or

          (ii) the proceeds of which were or will be used with respect to the Project or any other facility using substantial common facilities with the Project (e.g., in the same building, enclosed shopping mall, or strip of stores, offices, or warehouses), within the meaning of Section 144(a)(9) of the Code; or

          (iii) the proceeds of which are or will be used primarily with respect to facilities the principal user of which is or will be the Borrower or any related person to the Borrower, within the meaning of
     Section 144 (a) (3) of the Code, and which are located in the Township of Ewing, New Jersey or if located outside of the Township of Ewing, New Jersey which are contiguous to or integrated with such facilities.

     (f)  The Borrower covenants and agrees that:

          (i)    no proceeds of the Bonds will be used to provide:

                 (A) any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard, and ice skating), racquet sports facilities (including handball and racquetball), hot tub facility, suntan facility, or racetrack, or

                 (B) any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises,

          (ii) not more than 5 percent of the proceeds of the Bonds will be used directly or indirectly, to provide real property for family units,

          (iii) not more than 25 percent of the proceeds of the Bonds will be used to provide a facility the primary purpose of which is (or so long as any Bonds remain Outstanding will be):

                 (A) retail food and beverage services (including all eating and drinking places but excluding grocery stores),

                 (B)  automobile sales or services, or

                 (C)  the provision of recreation or entertainment,

          (iv) less than 25 percent of the proceeds of the Bonds will be used (directly or indirectly) for the acquisition of land (or an interest therein) and none of such land shall be used (directly or indirectly) for farming purposes,

          (v) with respect to any building and the equipment therefor (or an interest therein) acquired with the proceeds of the Bonds, the first use of which is not pursuant to such acquisition, rehabilitation expenditures (as defined in Section 147(d) of the Code) for such building will equal or exceed 15 percent of the portion of the cost of acquiring such building (and equipment) financed with the proceeds of the Bonds, and such rehabilitation expenditures will be incurred within two years after the later of the date such building was acquired or the Closing Date, and

          (vi) with respect to any facilities other than buildings acquired with proceeds of the Bonds, the first use of which is not pursuant to such acquisition, rehabilitation expenditures (as defined in Section 147(d) of the Code) for such facility will equal or exceed 100 percent of the portion of the cost of acquiring such facility financed with the proceeds of the Bonds, and such rehabilitation expenditures will be incurred within two years after the later of the date such facility was acquired or the Closing Date.

     (g) The Borrower shall comply with all effective rules, rulings or regulations promulgated by the Department of the Treasury or the Internal Revenue Service with respect to obligations issued under Section 144(a) of the Code as a "qualified small issue bond" the interest on which is exempt from federal income taxation.

     (h) The Borrower covenants that it will refrain, and it will cause all principal users, as defined in Prop. Treas. Reg. (S)1.103-10(h), of the Project and all related persons, as defined in Section 144(a)(3) of the Code, to refrain, from incurring or paying for capital expenditures during the six-year period commencing three years prior and ending three years after the Closing Date, which would cause the $10,000,000 limitation contained in Section 144(a)(4) of the Code to be exceeded.

     (i) The Borrower also covenants that it will not cause, or will not take or omit to take or permit any person to take or omit to take any action which would cause, the "aggregate authorized face amount" of the Bonds and any exempt facility bonds, as defined in Section 142 of the Code, qualified small issue bonds or qualified redevelopment bonds, as defined in Section 144 of the Code, and any industrial development bonds, as described in Section 103(b)(4), (5), and (6) of the Internal Revenue Code of 1954, as in effect on the day prior to the adoption of the Tax Reform Act of 1986, allocated to any owner or "principal user", as defined in Prop. Treas. Reg. (S)1.103-10(h), including all persons related thereto within the meaning of Section 144(a)(3) of the Code, of the Project at any time during the three year period beginning on the later of the date the Project is placed in service or the Closing Date, as described in Section 144(a)(10) of the Code, to exceed $40,000,000.

     (j) Neither the Issuer nor the Borrower shall take any action or omit to take any action with respect to the proceeds of sale of the Bonds or of any amounts expected to be used to pay the principal (and premium, if any) thereof and the interest thereon which, if taken or omitted, respectively, and if reasonably expected on the date of the initial delivery of the Bonds, would result in constituting the Bonds "arbitrage bonds" within the meaning of Section 148 of the Code, or take any deliberate action motivated by arbitrage which would have such result, nor shall the Borrower take or omit to take any other action which would otherwise adversely affect any exemption under the Code from federal income taxation of the interest on any Bond. Further, neither the Borrower nor the Issuer shall, at any time prior to the final maturity of the Bonds, directly or indirectly invest Gross Proceeds in any Investment (or use Gross proceeds to replace money so invested), if as a result of such investment the Yield from the Closing Date of all Investments acquired with Gross proceeds (or with money replaced thereby) whether then held or previously disposed of, exceeds the Yield of the Bonds. Notwithstanding the foregoing, however, the following investments shall be excluded from the limitation and calculation described in this Subsection (j):

          (i) Investments acquired with proceeds from the sale of the Bonds or income from the investment, to the extent such Investments are held during the first three years after the Closing Date or prior to the date on which the Project has been completed, whichever is shorter;

          (ii) Investments acquired with income from investment of proceeds from the sale of the Bonds, to the extent such Investments are held during the first year after receipt of such income;

          (iii) Investments acquired with amounts held for the credit of the Bond Fund, to the extent such Investments are held during the first 13 months after the date of deposit of such amounts to the Bond Fund; and

          (iv) any other Investments to the extent the aggregate cost thereof, adjusted upward by the amortized portion (calculated on a straight-line basis) of any discount at which such Investments were acquired, does not exceed the lesser of 5% of the proceeds from the sale of the Bonds of $100,000.

The Borrower shall pursue work on the Project with due diligence until completion. Neither the Borrower nor the Issuer shall (a) use any money to pay principal or interest on the Bonds, or pledge (or permit to be pledged) or otherwise restrict any money, funds or Investments so as to give reasonable assurance of their availability for such purpose, except in each case amounts deposited to the Bond Fund, or (b) apply any proceeds from the sale of the Bonds or income from the investment thereof, directly or indirectly, to pay principal of or interest on any other indebtedness of the Issuer.

     (k) The Borrower shall not take any action or willfully omit to take any action with respect to the proceeds of the loan made hereunder or the Project which, if taken or omitted, respectively, would adversely affect any exemption from inclusion in gross income for purposes of income taxation of interest on any Bond under the Code. All parties hereto agree to execute such amendments and supplements hereto (and to comply with the provisions thereof) as may, in the Opinion of Counsel, be necessary to preserve or perfect any exemption from inclusion in gross income for purposes of federal income taxation of interest on any Bond under the Code.

     (1) The Issuer and the Borrower covenant that, no later than the 15th day of the second calendar month after the close of the calendar quarter in which the Bonds are issued, the Issuer shall file with the Secretary of the Treasury the information required to be filed pursuant to Section 149(e) of the Code. The Borrower covenants that it shall furnish to the Issuer in a timely manner whatever information is necessary for the Issuer to make such filing.

     (m) Neither the Issuer nor the Borrower shall take, or omit to take any action which, if taken or omitted, would cause the Bonds to be "federally guaranteed" within the meaning of Section 149 of the Code.

     Section 7.13.  Compliance with Applicable Laws.  The Borrower agrees to
                    -------------------------------
construct, operate and maintain the Project in accordance with all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or that may be enacted hereafter including, but not limited to such environmental protection, workers' compensation, sanitary, safety, non-discrimination and zoning laws, ordinances, rules and regulations as shall be binding upon the Borrower.

     Section 7.14.  Environmental Compliance.  The Borrower shall not permit
                    ------------------------
any action to occur which would be in direct violation of any and all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or hereinafter enacted, including the regulations of the Issuer and the regulations of the Department of Environmental Protection.

     The Borrower shall give immediate written notice to the Issuer and the Trustee of any inquiry, notices of investigation or any similar communication, from the Department of Environmental Protection regarding potential violations of the Environmental Cleanup Responsibility Act (N.J.S.A. 13:lK-6 et seq.) and/or the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.).

     Section 7.15.  Assignment of Loan Agreement.  The Borrower may not
                    ----------------------------
assign or transfer the whole or any part of this Loan Agreement without the prior express written consent of the Issuer. Any assignment of this Loan Agreement by the Borrower without the prior express written consent of the Issuer shall be void.

     Section 7.16.  Lease or Transfer of Project.  The Borrower shall not
                    ----------------------------
lease, sublease, sell or otherwise dispose of any possessory interest in whole or part of the Project without the prior express written consent of the Issuer. In the event that the Borrower proposes to lease or sublease the Project or any portion thereof, the Borrower and the proposed lessee shall submit to the Issuer an application for project occupants in the form currently in use by the Issuer and a copy of the proposed lease. The Issuer may review the proposed lease and application to determine if it tends to further the public purposes for which the Issuer was created, and if the Issuer determines that the lease would not promote these purposes, it may disapprove the proposed lease.

     In making the determination described above, the Issuer may consider, among other criteria, (i) if the proposed occupancy complies with the conditions specified in the Act for the Issuer's assistance to "projects" as defined in the Act; (ii) if the proposed occupancy is consistent with the provisions respecting tax-exempt qualified small issue bond financings set forth in Section 144 of the Code; and (iii) if the proposed lease will result in the loss of employment for a substantial number of New Jersey workers by reason of relocating the business of the lessee from one part of the State to another or for any other reason

     If the Issuer fails to deliver notice of either approval or disapproval of a proposed lease within twenty (20) days from the day the Issuer receives a proposal for the lease, including all of the information identified above and such other information as the Issuer may reasonably require, the proposed lease shall be deemed to be approved by the Issuer. The Borrower shall promptly send a copy of each executed lease to the Issuer.

     Section 7.17.  Inspection of the Project.  The Borrower agrees that the
                    -------------------------
Issuer and its duly authorized agents shall have the right, at all reasonable times and upon prior notice, to enter upon and to examine and inspect the Project. The Issuer and its respective officers and agents shall also be permitted, at all reasonable times and upon prior notice, to examine the books and records of the Borrower with respect to the Project and to make copies or abstracts thereof.

     Section 7.18.  Relocation of the Project.  The Borrower covenants and
                    -------------------------
agrees that during the term of this Loan Agreement it will not relocate the Project or a substantial number of its employees to another location either within or without the State without first obtaining the prior express written consent of the Issuer.

     Section 7.19.  Payment of Prevailing Wage.  Notwithstanding the
                    --------------------------
provisions of Section 7.9 hereof, the Borrower shall, in every Construction Contract to which it is a party, require the Contractor to pay workers engaged in the performance of such Construction Contract a wage rate not less than the Prevailing Wage Rate. The Borrower shall further require, in every Construction Contract to which it is a party, that the Contractor execute the Contractor's

Certificate and Agreement, submit certified copies of payroll records to the Issuer as required by the Issuer, and execute and file the Contractor's Completion Certificate.

     Section 7.20.  Affirmative Action.  The Borrower shall require, in
                    ------------------
every Construction Contract to which it is a party, that the Contractor make a good faith effort to hire, or cause to be hired, minority workers in such job classifications, trades and crafts and for such percentages of the total hours of construction work in each trade or craft as shall be necessary to satisfy the minority employment goals established in the Affirmative Action Program. The Borrower shall further require, in every Construction Contract to which it is a party, that the Contractor or Contractors execute the Contractor's Certificate and Agreement and submit to the Issuer any certificates, reports and records as may be necessary to demonstrate the Contractor's compliance with the Affirmative Action Program.

     The Borrower agrees to include in all construction bid specifications for the Project and in every Construction Contract to which it is a party, such terms, conditions and provisions as are prescribed in the Affirmative Action Program.

     The Borrower agrees to include or cause to be included in every Construction Contract to which it is a party, a provision, term or condition authorizing and allowing a holdback equal to ten per centum (10%) of the total amount agreed to be paid to the Contractor for the work done pursuant to the Construction Contract, said sum to be disbursed to the Contractor only upon: (i) the execution and filing of the Contractor's Completion Certificate; (ii) the execution and filing of the Borrower's Completion Certificate; and (iii) receipt by the Borrower of a written notice issued by the Issuer's Office of Affirmative Action that the Contractor has complied with the requirements of the Affirmative Action Program.

     The Borrower shall designate, and shall require each Contractor to designate, an officer or employee who will supervise and coordinate the operations of the Affirmative Action Program for the Project.

     Section 7.21.  Annual Certificate.  On each anniversary date of the
                    ------------------
loan, the Borrower shall furnish to the Issuer and the Trustee the following:

     (a) a certificate of an authorized Borrower Representative to the effect that he is not aware of any condition, event or act which constitutes an Event of Default under any of the Bond Documents; and

     (b) a written description of the present use of the Project and a description of any anticipated material change in the use of the Project or in the number of employees employed at the Project.

     The Borrower shall also furnish to the Issuer upon request, which request shall not be made more frequently than once a year, an employment report on a form to be supplied by the Issuer.

     Section 7.22.  Project Sign.  During the period from the effective date
                    ------------
of this Loan Agreement and until thirty (30) days after the Completion Date, the Borrower shall cause to be posted and maintained at the site of the Project, a sign to be provided to the Borrower by the Issuer indicating that financial assistance for the Project has been provided by the Issuer. The cost of the sign and the maintenance of the sign shall be at the expense of the Borrower.

                                 ARTICLE VIII

                   ASSIGNMENT; INDEMNIFICATION; REDEMPTION;
                           RESERVATION OF INTERESTS

     Section 8.1.  No Assignments Except as Permitted.  The Borrower shall
                   ----------------------------------
not, without the prior written consent of the Issuer, the Trustee and the Bank, assign its interests under this Agreement.

     In addition, prior to any assignment and as a condition precedent to the validity thereof, the Issuer shall cause to be filed with the Trustee an opinion of an attorney or firm of attorneys experienced in matters relating to municipal bonds to the effect that such assignment will not adversely affect the status of the interest on the Bonds as exempt from inclusion in the gross income of the recipients thereof for purposes of federal income taxation.

     Notwithstanding the foregoing, this Agreement shall be expressly subject and subordinate to the assignment and pledge by the Issuer to the Trustee pursuant to the Indenture of its interests in this Agreement and any moneys receivable under this Agreement.

     Section 8.2.  Release and Indemnification Covenants.
                   -------------------------------------

     (a) The Borrower shall and hereby agrees to defend and indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Project or the Facilities during the term of this Agreement, including without limitation, (i) any condition of the Project or the Facilities,
     (ii) any breach or default on the part of the Borrower in the performance of any of its obligations under this Agreement, (iii) any act or negligence of the Borrower or of any of its agents, contractors, servants, employees or licensees or (iv) any act or negligence of any assignee or lessee of the Borrower, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of the Borrower. The Borrower shall defend and indemnify and save the Issuer and the Trustee harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from the Issuer or the Trustee, the Borrower shall defend them or either of them in any such action or proceeding; provided that such defense shall be undertaken by counsel reasonably acceptable to the party being defended, such counsel to be deemed approved if not disapproved by such party within twenty (20) days of notice by the Borrower of the name of such counsel.

     (b) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings, required of the Issuer hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture or by reason of the performance of any act requested of the Issuer by the Borrower, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulation pertaining to the foregoing;

     nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Borrower shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any person, firm or corporation or other legal entity arising out of the same or out of any offering statement or lack of offering statement in connection with the sale or resale of the Bonds and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Borrower shall defend the Issuer in any such action or proceeding. All references to the Issuer in this Section 8.2 shall be deemed to include its members, officers, employees and agents.

     Notwithstanding anything to the contrary contained herein, the Borrower shall have no liability to indemnify the Issuer or the Trustee against claims or damages resulting from the Issuer's or the Trustee's own gross negligence or willful misconduct.

     Section 8.3.  Redemption of Bonds.  The Borrower shall have and is
                   -------------------
hereby granted the option to cause all or a portion of the Bonds to be redeemed at the times permitted by the Indenture. The Issuer, at the request of the Borrower, shall forthwith take all steps (other than the payment of any money required for such redemption and other than such as are reserved unto the Trustee) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the Outstanding Bonds, as may be specified by the Borrower, on the date established for such redemption.

     Section 8.4.  References to Bonds Ineffective After Bonds Paid.  Upon
                   ------------------------------------------------
payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), payment of all fees and charges of the Trustee and payment of all amounts payable to the Bank under the Credit Agreement, all references in this Agreement to the Bonds, the Bank and the Trustee shall be ineffective, and neither the Trustee, the Bank nor the Owners of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested or would affect the tax-exempt status of the Bonds.

     Section 8.5.  Issuer to Grant Security Interest to Trustee.  The
                   --------------------------------------------
parties hereto agree that pursuant to the Indenture, the Issuer shall pledge, assign and transfer to the Trustee in order to secure payment of the Bonds and of amounts payable to Bank in respect of the Letter of Credit and the Credit Agreement, all of the Issuer's rights, titles and interests in, to and under this Agreement, excepting Issuer's rights under Section 6.1(b), 6.1(d), 7.4(e), 7.4(g), 7.8(f), 7.15, 7.16, 8.2 and 9.4 hereof, and in, to and under the
Borrower's Note.

                                  ARTICLE IX

                             DEFAULTS AND REMEDIES

     Section 9.1.  Defaults Defined.  The following shall be "Defaults"
                   ----------------
under this Agreement and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

     (a) failure by the Borrower to pay any amount required to be paid under subsection (a) of Section 6.1 hereof or under Section 6.5 hereof, in either case, as and when due, or failure by the Borrower to pay any amount required to be paid under subsection (b) or (c) of Section 6.1 hereof within five (5) days of written notice of such amount; or

     (b) failure by the Borrower to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Subsection 9.1(a) above, for a period of thirty (30) Business Days after written notice specifying such failure and requesting that it be remedied shall have been given the Borrower by the Issuer or the Trustee (and if by the Issuer with the approval of the Trustee and the Bank), unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, neither the Issuer nor the Trustee, as the case may be, will unreasonably withhold consent to an extension of such time if corrective action is instituted by the Borrower within the applicable period and diligently pursued until such failure is corrected; or

     (c) the dissolution or liquidation of the Borrower, or the voluntary initiation by the Borrower of any proceeding under any federal or state law relating to the bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the Borrower of any such proceeding which shall remain undismissed for sixty (60) days, or failure of the Borrower to promptly have discharged any execution, garnishment or attachment of such consequence as would impair the ability of the Borrower to carry on its business operations, or assignment by the Borrower for the benefit of creditors, or the entry of the Borrower into an agreement of composition with creditors or the failure generally by the Borrower to pay its debts as they become due; or

     (d)  the occurrence of a Default under the Indenture.

The provisions of subsection (b) of this Section are subject to the following limitation: if by reason of force majeure the Borrower is unable in whole or in
                            ----- -------
part to carry out any of its agreements contained herein (other than its obligations contained in Article VI hereof), the Borrower shall not be deemed in Default during the continuance of such inability. The term "force majeure" as
                                                             -------------
used herein shall mean, without limitation, the following: acts of God; strikes or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or of any of their departments, agencies or officials, or of any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, transmission pipes or canals; and any other cause or event not reasonably within the control of the Borrower. The Borrower agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Borrower from carrying out its agreement, provided that the Borrower shall not be unreasonably required to settle any strike or industrial disturbance.

     Nothing contained in this Section 9.1 shall limit the rights and remedies of the Bank under the Credit Agreement in respect of defaults thereunder.

     Section 9.2.  Remedies on Default.  Whenever any Default referred to in
                   -------------------
Section 9.1 hereof shall have happened and be continuing, then, subject to the proviso of the final paragraph of Section 9.3 hereof, the Trustee or the Issuer with the written consent of the Trustee may take one or any combination of the following remedial steps:

     (a) if the Trustee has declared the Bonds immediately due and payable pursuant to Section 6.02 of the Indenture, by written notice to the Borrower, declare an amount equal to all amounts then due and payable on the Bonds, whether by acceleration or maturity (as provided in the Indenture) or otherwise, to be immediately due and payable as liquidated damages under this Agreement and not as a penalty, whereupon the same shall become immediately due and payable;

     (b) have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the, Borrower during regular business hours of the Borrower (except books, records, accounts and other information which the Borrower is required by law to keep confidential) if reasonably necessary in the opinion of the Trustee; or

     (c) take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Borrower under this Agreement or the Borrower's Note.

     Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

     Section 9.3.  No Remedy Exclusive.  Subject to Section 6.02 of the
                   -------------------
Indenture, no remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity.

     No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article; PROVIDED, HOWEVER, that prior to the Letter of Credit Termination Date and so long as the Bank shall not have failed to make lawful payment under the Letter of Credit in accordance with the terms and conditions of the Letter of Credit, neither the Issuer nor the Trustee shall exercise any such remedy without the prior consent of the Bank. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

     Section 9.4.  Agreement to Pay Attorneys' Fees and Expenses.  In the
                   --------------------------------------------- -
event the Borrower should Default under any of the provisions of this Agreement, and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Issuer and the Trustee, as the case may be, the reasonable fee of such attorneys and such other expenses so incurred, and any such amounts paid by the Issuer and the Trustee shall be added to the indebtedness secured by the Indenture.

     Section 9.5.  No Additional Waiver Implied by One Waiver.  In the event
                   ------------------------------------------
any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                 ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS

     Section 10.1.  Amendment Without Consent.  The Issuer and the Borrower
                    -------------------------
with the consent of the Trustee and the Bank, but without the consent of the Owners of any of the Bonds Outstanding, may enter into supplements to this Agreement and the Note which shall not be inconsistent with the terms and provisions hereof for any of the purposes heretofore specifically authorized in this Agreement or the Indenture, and in addition thereto for any one or more of the following purposes:

     (a) so as to more precisely identify the Project or the Facilities, or to substitute or add additional improvements or equipment to the Protect, or additional rights or interests in property acquired in accordance with the terms of this Agreement;

     (b) to cure any ambiguity or formal defect or omission in this Agreement or the Borrower's Note or, if required or otherwise appropriate, to conform the provisions or requirements of this Agreement or the Borrower's Note to the terms of, including any subsequent change therein, the Indenture;

     (c) to enter into an indenture or indentures supplemental to the Indenture as provided in Article VIII of the Indenture;

     (d) so as to obtain or maintain from Moody's a securities rating on the Bonds of at least Aa3, VMIG-1 or P-1, or from S&P a securities rating on the Bonds of at least AA/A-1;

     (e) by addition or deletion, to conform to the requirements of or procedures authorized under this Agreement, to such additional requirements, limitations or prohibitions as may be made under the Code with respect to obligations of the character of the Bonds, the use of proceeds of the Bonds and investment earnings thereon and the conversion of the interest rate on the Bonds;

     (f) by addition, to include covenants governing the Borrower's financial affairs to the extent reasonably required in connection with the Borrower's exercise of its Conversion Option; or

     (g) to effect any other change herein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Owners of the Bonds.

     Section 10.2.  Amendment Upon Approval of Two-Thirds of Owners of
                    --------------------------------------------------
Bonds.  Except for the amendments, changes or modifications as provided in
Section 10.1 hereof, no other amendment, change or modification of this Agreement or the Borrower's, Note shall be undertaken without the mailing of notice of such proposed amendment, change or modification to and the written approval or consent of the Bank and the Owners of at least two-thirds (2/3) in aggregate principal amount of the Outstanding Bonds given as in this Section provided, provided that the consent of the Bank and the Owners of all Bonds Outstanding is required for any amendment, change or modification of this Agreement that would permit the termination or cancellation of this Agreement or a reduction in or postponement of the payments under this Agreement or the Borrower's Note or any change in the provisions relating to payment hereunder or thereunder.

     If at any time the Issuer and the Borrower shall request the consent of the Trustee to any such proposed amendment, change or modification of this Agreement or the Borrower's Note, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given to the Bank, and each national rating agency by which any of the Bonds are then rated and to the Owners of the Bonds by mailing notice by registered or certified mail to the Owner of each Bond at the address shown on the registration books. Such notice shall briefly set forth the nature of such amendment, change or modification and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Owners of Bonds. If, within sixty (60) days or such longer period as shall be prescribed by Issuer following such notice, the Owners of not less than (a) two-thirds (2/3rds) in aggregate principal amount of or, as may be required, (b) all the Outstanding Bonds at the time of the execution of any such proposed amendment, change or modification shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee, the Borrower or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such proposed amendment, change or modification as in this Section permitted and provided, this Agreement or the Borrower's Note shall be and be deemed to be modified and amended in accordance therewith.

     The Issuer, the Borrower and the Trustee shall be entitled to receive, and shall be fully protected in relying upon the opinion of counsel, who may be counsel for the Issuer, as conclusive evidence that any such proposed supplement or amendment, change or modification complies with the provisions of this Agreement and the Indenture and that it is proper for the Issuer, and the Trustee under the provisions of this Article to execute and approve the same.

                                 ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1.  Notices.  (a) Unless otherwise expressly specified or
                    -------
permitted by the terms hereof, all notices, consents or other communications required or permitted hereunder shall be deemed sufficiently given or served if given in writing, hand delivered or mailed by first class mail, postage prepaid and addressed as follows (to be effective upon first receipt by the addressee or its counsel):

     (1)  if to the Issuer, addressed to:

          New Jersey Economic Development Authority
          200 South Warren Street
          Capital Place One
          Trenton, New Jersey 08625

          with a copy to their attorneys, addressed to:

          Bernard S. Davis, Esq.
          Robinson, St. John & Wayne
          One Gateway Center
          Newark, New Jersey 07102

     (2)  if to the Trustee, addressed to:

          Sumitomo Bank of New York Trust Company
          One World Trade Center
          Suite 8505
          New York, New York 10048
          Attention:  Corporate Trust Department

          with a copy to their attorneys, addressed to:

          The Sumitomo Bank, Limited, New York Branch
          One World Trade Center
          Suite 9651
          New York, New York 10048
          Attention:  Robert W. Bulger, Esq.
                      Vice President and Corporate Counsel

     (3) if to the Borrower, addressed to:

          Epitaxx, Inc.
          3490 U.S. Route 1

          Princeton, New Jersey 08540
          Attention:  James D. Coleman, Vice President

          with a copy to:

          James F. X. Rudy, Esq.
          Katzenbach, Gildea & Rudner
          Princeton Pike Corporate Center
          997 Lenox Drive, Building 3
          Lawrenceville, New Jersey 08648-2311

     (4)  if to the Bank, addressed to:

          The Sumitomo Bank, Limited, New York Branch
          One World Trade Center
          Suite 9651
          New York, New York 10048

          with a copy to:

          Mudge, Rose, Guthrie, Alexander & Ferdon
          180 Maiden Lane
          New York, New York 10038

     (5)  if to Remarketing Agent, addressed to:

          BT Securities Corporation
          One Bankers Trust Plaza
          New York, New York .10015
          Attention:  Municipal Capital Markets Group

     (6)  if to Tender Agent, addressed to:

          Sumitomo Bank of New York Trust Company
          One World Trade Center
          Suite 8505
          New York, New York 10048
          Attention:  Corporate Trust Department

     A duplicate copy of each notice required to be given hereunder by the Trustee to either the Issuer or the Borrower shall also be given to the other and to the Bank. The Issuer, the Borrower, the Trustee, the Bank, the Remarketing Agent and the Tender Agent may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. Any notice to an Owner of Bonds shall also be made to the Bank.

     Section 11.2.  Binding Effect.  This Agreement shall inure to the
                    --------------
benefit of and shall be binding upon the Issuer, the Borrower, the Bank, the Trustee, the Owners of Bonds and their respective successors and assigns, subject, however, to the limitations contained in Section 8.1 hereof.

     Section 11.3.  Severability In the event any provision of this
                    ------------
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 11.4.  Amounts Remaining in Funds.  Subject to the provisions
                    --------------------------
of the Indenture, it is agreed by the parties hereto that any amounts remaining in the Bond Fund or any other Fund or Account created under the Indenture upon expiration or earlier termination of this Agreement, as provided herein, payment in full of the Bonds (or provision for payment thereof having been made in accordance with provisions of the Indenture) and the fees and expenses of the Issuer and the Trustee in accordance with the Indenture, shall be paid immediately to the Bank to the extent of any indebtedness of the Borrower to the Bank under the Credit Agreement, and, after payment or repayment of all such indebtedness, such amounts shall belong to the Borrower and shall be paid to the Borrower by the Trustee.

     Section 11.5.  Execution in Counterparts.  This Agreement may be
                    -------------------------
simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 11.6.  Applicable Law.  This Agreement shall be governed by and
                    --------------
construed in accordance with the laws of the State.

     Section 11.7.  Cautions.  The captions and headings in this Agreement
                    --------
are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

      IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed by its Executive Director or Deputy Director and attested by its Secretary or Assistant Secretary and has caused its official seal to be affixed hereto and the Borrower for itself, its successors or assigns, has caused this Agreement to be executed by its duly authorized officers, all as of the day and year above written.

ATTEST:                         NEW JERSEY ECONOMIC DEVELOPMENT
                                AUTHORITY



/s/ Frank T. Mancici, Jr.         By:/s/ John F. Walsh
-----------------------------        ------------------------------
Frank T. Mancini, Jr.                John F. Walsh
Assistant Secretary                  Deputy Director

ATTEST:                             EPITAXX, INC.



/s/ James D. Coleman, Secretary   By  /s/ Vladimir S. Ban, Vice President
-------------------------------       -----------------------------------

                          EXHIBIT A TO LOAN AGREEMENT

TO:  Sumitomo Bank of New York Trust Company
     One World Trade Center
     Suite 8505
     New York, New York 10048

                                REQUISITION NO.

     The undersigned, a Borrower Representative of Epitaxx, Inc., pursuant to the Loan Agreement by and among Epitaxx, Inc. (the "Borrower") and the New Jersey Economic Development Authority dated as of August 15, 1991 (the "Loan Agreement") makes the following requisition for payment from the Project Fund established pursuant to the Loan Agreement entered into with regard to the (Epitaxx, Inc. Project) Series 1991.

     Payment to:

     Amount:

     Reason for Payment:

     Such amount is based on an obligation properly incurred pursuant to the provisions of the Loan Agreement, is a Proper Charge against said Project Fund, is unpaid or unreimbursed from the Project Fund and has not been the basis of any previous withdrawal. The amount requested, to the extent it represents work performed or supervised by officers or employees of the Borrower, does not exceed the actual cost to the Borrower of any cost or expense incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates. The Borrower is not in default under any provision of the Loan Agreement.

     I further certify that no written notice of any lien, right to lien, attachment upon or claim, affecting the right to receive payment of, any of the monies payable under this requisition has been received, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition.

     IN WITNESS WHEREOF, I have hereunto set my hand this __________ day of ____, 19__.

                                 EPITAXX, INC.


                                 By
                                   ----------------------------------
                                 Borrower Representative

                                   EXHIBIT B


                                 BORROWER NOTE
                                 -------------


$5,000,000                                                    Newark, New Jersey
                                                                 August 29, 1991

     FOR VALUE RECEIVED, EPITAXX, INC. (the "Borrower") promises to pay to the order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Issuer") at its offices located at 200 South Warren Street, Capital Place One, Trenton, New Jersey, the sum of Five Million Dollars ($5,000,000) in lawful money of the United States. The Borrower will make payments, in advance, in an aggregate amount sufficient for:

     (a) Prior to the Conversion Date (as defined in the Indenture), the payment in full of the Bonds Outstanding, including (i) on or before the fifth
(5th) Business Day preceding each Interest Payment Date, payment of an amount equal to the estimated interest to become due on the Bonds on such Interest Payment Date and on each Interest Payment Date such additional amount, if any, as together with the aforesaid payment shall equal all interest becoming due on the Bonds on such Interest Payment Date, (ii) on each date such amounts become due (or earlier as provided in Section 3.02 of the Indenture), principal and reception payments with respect to the Bonds and (iii) when due such amounts are as required to be paid by the Borrower to pay or cause to be paid to the Trustee such amounts as shall be necessary to enable the Trustee to pay the Purchase Price of the Bonds delivered to the Tender Agent for purchase pursuant to the provisions of Section 2.12, 3.05, 3.06 or 3.07 of the Indenture, provided, however, that the obligation of the Borrower to make any such payment required under this clause (iii) shall be reduced by the amount of moneys available for such payment described in Section 2.13(A) and (C) of the Indenture; and, provided further, that the obligation of the Borrower to make the payments required under clauses (i), (ii) and (iii) hereof shall be deemed to be satisfied and discharged to the extent of any corresponding payment made by the Bank to the Trustee under the Letter of Credit; and

     (b) From and after,, the Conversion Date, the payment in full of the Bonds then Outstanding, including (i) the total interest becoming due and payable on such Bonds to the respective dates of payment thereof, (ii) the total principal amount of such Bonds, and (iii) the redemption premium, if any, that shall be payable on the redemption of such Bonds prior to their stated maturity date, and
(iv) such amounts, if any, as shall be required to be paid by the Borrower for deposit to the credit of the Bond Reserve Fund Account as provided in the Indenture.

     In the event that interest on the Bonds issued by the Issuer in connection with the Project (as defined in the Loan Agreement hereinafter referred to) ever ceases to be excludable from the gross income of the recipients thereof within the meaning of Section 103 of the Internal Revenue Code of 1986, as amended (the "Code") (except if the reason for such inclusion is because the recipient is a "substantial user" or "related person", as provided for in
Section 147(a) of the Code) (a "Determination of Taxability") the interest rate on this Note shall, from the date of such inclusion (the "Taxable Date"), be increased to the Taxable Rate as determined under the Indenture (the "Taxable Rate").

     This Note is the Note referred to in the Loan Agreement dated as of August 15, 1991 by and between the parties hereto and is subject to all the terms and provisions of said Loan Agreement.

     Undersigned and all endorsers (if any) of this Note waive presentment, demand for payment, protest and notice of dishonor of this Note, and authorize the holder, without notice or further consent, to grant extensions of time in the payment of any moneys payable under this Note and to waive compliance with any of the provisions of this Note.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its proper corporate officer and its seal to be affixed and attested, pursuant to the resolution of its Board of Directors, the day and year first above written.


     [SEAL]                                EPITAXX, INC.

     ATTEST:




     -------------------------------       -------------------------------

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